SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

[x]          Preliminary Information Statement
[ ]           Confidential, for Use of the Commission Only (as permitted by Rule 14A-6(e)(2))
[ ]           Definitive Information Statement

In Veritas Medical Diagnostic, Inc.
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[x]           No fee required.
[ ]           Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.
1)	Title of each class of securities to which transaction applies:
2)	Aggregate number of securities to which transaction applies:
3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:
5)	Total fee paid:
[ ]           Fee paid previously with preliminary materials.

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)           Amount Previously Paid:
2)           Form, Schedule or Registration Statement No.:
3)           Filing Party:
4)           Date Filed:

IN VERITAS MEDICAL DIAGNOSTICS, INC.
The Green House
Beechwood Business Park North
Inverness, Scotland 1V2 3BL
Tel: 011 44-1463-667-347

INFORMATION STATEMENT
PURSUANT TO SECTION 14
OF THE SECURITIES EXCHANGE ACT OF 1934
AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE NOT REQUESTED TO SEND US A PROXY

To our Stockholders:

This Information Statement is furnished by the Board of Directors of In Veritas Medical Diagnostics, Inc., a Colorado corporation (the “Company”), to holders of record of the Company’s common stock, $.001 par value per share, at the close of business on December 28, 2007, pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  The purpose of this Information Statement is to inform the Company’s stockholders of certain action taken by the written consent of the holders of a majority of the Company’s voting stock, dated as of December 18, 2007.

The action taken by the Company’s stockholders will not become effective until at least 20 days after the initial mailing of this Information Statement.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN.

By order of the Board of Directors
Inverness, Scotland
December 19, 2007	/s/ Graham Cooper

Chairman

IN VERITAS MEDICAL DIAGNOSTICS, INC.
The Green House
Beechwood Business Park North
Inverness, Scotland 1V2 3BL
Tel: 011 44-1463-667-347

NOTICE OF ACTION TO BE TAKEN PURSUANT TO THE WRITTEN CONSENT OF MAJORITY STOCKHOLDERS IN LIEU OF A SPECIAL MEETING OF THE STOCKHOLDERS, DATED DECEMBER 18, 2007

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the following action will be taken pursuant to a written consent of stockholders holding a majority of the outstanding capital stock of the Company dated December 18, 2007, in lieu of a special meeting of the stockholders.  Such action will be taken on or about December *, 2007:

1.           To consummate a Stock Purchase Agreement dated December 18, 2007 with Medical Diagnostic Innovations Ltd. pursuant to which the Company will sell its ownership interest in its wholly owned subsidiaries IVMD (UK) Limited and Jopejo Limited.

2.           To amend and restate the Company's Articles of Incorporation, as amended, which will effect a reverse stock split of the Company’s issued and outstanding shares of Common Stock in the ratio of 250 to 1.

ABOUT THE INFORMATION STATEMENT

WHAT IS THE PURPOSE OF THE INFORMATION STATEMENT?

This information statement is being furnished to you pursuant to Section 14 of the Securities Exchange Act of 1934 to notify the Company's shareholders as of the close of business on December 28, 2007 (the “Record Date”) of corporate action expected to be taken pursuant to the consents or authorizations of a shareholders owning a majority of the Company’s voting shares.

Shareholders holding a majority of the Company's outstanding voting shares have voted in favor of certain matters outlined in this Information Statement, which action is expected to take place on or before *, 2008.

WHO IS ENTITLED TO NOTICE?

Each outstanding share of common stock as of record on the close of business on the Record Date will be entitled to notice of each matter to be voted upon pursuant to consents or authorizations. Shareholders as of the close of business on the Record Date that held in excess of fifty percent (50%) of the Company's outstanding voting shares have voted in favor of the Stock Purchase Agreement and the Amended and Restated Articles of Incorporation. Under Colorado corporate law, all the activities requiring shareholder approval may be taken by obtaining the written consent and approval of more than 50% of the holders of voting stock in lieu of a meeting of the shareholders. No action by the minority shareholders in connection with the Proposals is required.

WHAT CONSTITUTES THE VOTING SHARES OF THE COMPANY?

The voting power entitled to vote on the proposals consists of the vote of the holders of a majority of the voting power of the Company’s capital stock, each of whom is entitled to one vote per share. As of the Record Date, 86,048,474 shares of common stock were issued and outstanding and 34,343,662 shares of Series A Preferred Stock.  Each holder of Series A Preferred Stock is entitled to vote on all matters to which holders of our common stock are entitled to vote.

WHAT CORPORATE MATTERS HAVE THE MAJORITY  SHAREHOLDERS VOTED FOR?

Shareholders holding a majority of our outstanding voting stock have voted in favor of the Stock Purchase Agreement and the Amended and Restated Articles of Incorporation.

DISSENTERS' RIGHTS OF APPRAISAL

Article 113 of the Colorado Business Corporation Act provides in relevant part that a shareholder is not entitled to dissent and obtain payment of the fair value of shares which are on the national market system of the national association of securities dealers automated quotation system. Further, there is no provision in our Articles of Incorporation or Bylaws, providing our stockholders with dissenters' rights of appraisal to demand payment in cash for their shares in connection with the sale of all or substantially all of the Company’s assets pursuant to the Stock Purchase Agreement.

OUTSTANDING SHARES AND VOTING RIGHTS

As of the Record Date, the Company's authorized capitalization consisted of 500,000,000 shares of Common Stock, with a par value of $.001 of which 86,048,474 shares were issued and outstanding and 50,000,000 shares of preferred stock with a par value of $.001 of which 34,343,662 shares designated Series A Preferred Stock are outstanding.  Holders of Common Stock of the Company have no preemptive rights to acquire or subscribe to any of the additional shares of Common Stock.  Each share of Common Stock entitles its holder to one vote on each matter submitted to the stockholders.  Each share of Series A Preferred Stock pays an annual dividend of 4% and is convertible at any time at the option of the holder into Common Stock at the rate of one share Common Stock for each outstanding share of Series A Preferred Stock. Holders of Series A Preferred Stock have priority over all of the shares of the Company on liquidation or sale at the rate of $0.233 per share. Holders of Series A Preferred Stock are entitled to vote on all matters as to which Common Stock shareholders are entitled to vote.

The following shareholders (holding the indicated number of shares) voted in favor of the proposals outlined in this Information Statement:

Shareholder	Class of Stock	Number of shares
Abacus Trust Company Limited	Preferred Stock	19,328,381
Dr. Emanuel Cohen	Preferred Stock	1,313,568
Rodney Phillip Jackson	Preferred Stock	6,392,695
Nigel Alastair Buist Simpson	Preferred Stock	2,060,135
Professor James Johnston	Preferred Stock	2,060,135
Triumph Small Cap Fund, Inc.	Common Stock	34,040,120
The Rubin Family Irrevocable Stock Trust	Common Stock	4,674,561
TOTAL		68,869,595

Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the proposals will not be adopted until a date at least 20 days after the date on which this Information Statement has been mailed to the stockholders.  The Company anticipates that the actions contemplated herein will be effected on or about the close of business on *, 2007.

The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

This Information Statement shall be considered the notice required under Section 7-107-104(5.5) of the Colorado Business Corporation Act.

BENEFICIAL OWNERSHIP OF SECURITIES AND SECURITY OWNERSHIP OF MANAGEMENT

The following table provides information as to shares of common stock beneficially owned as of December 18, 2007 by:

•	each director;
•	each officer named in the summary compensation table;
•	each person owning of record or known by us, based on information provided to us by the persons named below, to own beneficially at least 5% of our common stock; and
•	all directors and executive officers as a group.

Unless otherwise indicated, the persons named in the table below have sole voting and investment power with respect to the number of shares indicated as beneficially owned by them. Furthermore, unless otherwise indicated, the address of the beneficial owner listed below is c/o The Green House, Beechwood Business Park North, Inverness, Scotland
IV2 3BL.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Class of Stock	Percentage of the Voting Stock (1)

Abacus Trust Company Limited (2) Sixty Circular Road Douglas Isle of Man IM1 1SA	19,328,381	Preferred Stock	16.15%

Rodney Philip Jackson	6,392,695	Preferred Stock	5.34%
The Green House
Beechwood Business Park North
Inverness, Scotland IV2 3BL

HEMP Trustees Limited	12,799,055	Common Stock	10.69%
10 Foster Lane
London, England
EC2V 6HR

Rubin Family Irrevocable Stock	4,674,541	Common Stock	3.90%
Trust (3)
25 Highland Boulevard
Dix Hills, New York 11730

John Fuller (4)	7,537,487	Common Stock	6.30%
Easter Shian, Glen Quaich
Amulree, Perthshire
PH8 0DB
Scotland

Brian Cameron (5)	6,513,335	Common Stock	5.44%
Campbell Cairns, Craigellachie
Aberlour, Banffshire
Scotland

Graham Cooper (2)	0	Common Stock	*
Rock Cottage
Finsthwaite
Cumbria
United Kingdom
LA12 8BH

Martin E. Thorp (6)	4,200,000	Common Stock	3.51%
31 Vogan's Mill Wharf
17 Mill Street,
St Savior's Dock
Tower Bridge
London SE1 2BZ7

Triumph Small Cap Fund, Inc. (7)	34,040,120	Common Stock	28.43%
48 South Service Rd, Suite 100E
Melville, NY 11747

All directors and executive	31,065,868	Common stock	25.95%
officers as a group (3 persons)

* less than 1%

(1) Applicable percentage ownership is based on 86,048,474 shares of common stock and 34,343,662 shares of Series A Preferred Stock outstanding as of December 18, 2007. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Options to acquire shares of common stock that are currently exercisable or exercisable within 60 days of December 18, 2007 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2) Consists of shares of 4% voting preferred stock, convertible on or after October 31, 2005 into 19,328,381 shares of common stock. Abacus Trust Company Limited is acting as trustee for the Westek Limited Employee Trust. Graham Cooper, our President and Chief Executive Officer is a beneficiary of the Westek Limited Employee Trust.

(3) Excludes an aggregate of 2,785,310 shares of common stock owned by Andrew Rubin, Lynda Rubin and Lisa Diaz, the children of Robert M. Rubin and by the grandchild of Robert M. Rubin, the settlor of the Rubin Family Irrevocable Stock Trust. Mr. Rubin disclaims beneficial interest in the shares owned by the Rubin Family Irrevocable Stock Trust or by his children and grandchild.

(4) Consists of (i) 6,439,437 shares held by the Hall Effect Medical Products Employee Benefit Trust as to which Mr. Fuller holds options to purchase and  (ii) 98,050 shares issued to Mr. Fuller in consideration of his cancellation of certain obligations owed to him by IVMD (UK)and Jopejo. Mr. Fuller’s other share options which were granted on or before October 31, 2007 and have not lapsed, but which have not yet vested (options over an aggregate of 3,109,834) have been excluded from this table

(5) Consists of (i) 6,439,436 shares held by the Hall Effect Medical Products Employee Benefit Trust as to which Mr. Cameron holds options to purchase, and (ii) 73,899 shares issued to Mr. Cameron in consideration of his cancellation of certain obligations owed to him by IVMD (UK) and Jopejo

(6) This comprises option granted under the Company’s stock option plan which have vested and are currently exercisable and excludes options to acquire 3,850,000 shares granted before October 31, 2007 but which have not yet vested yet.

(7) Includes (A) 6,655,120 shares of common stock; (B) 1,700,000 issued to Old Oak Fund, an entity which is controlled by Triumph and (C) 25,685,000 shares of common stock which Triumph Small Cap Fund, Inc. acquired pursuant to a Purchase and Assignment Agreement between Triumph Small Cap Fund, Inc. and Montgomery Equity Partners Ltd. dated as of December 18, 2007. The 25,685,000 shares are held in escrow pursuant to the terms of that certain escrow agreement dated December 18, 2007. Triumph Small Cap Fund, Inc. holds the power to vote the shares while the shares are held in escrow.

Approval of the Stock Purchase Agreement pursuant to which the Company will sell its ownership interest in its wholly owned subsidiaries IVMD (UK) Limited and Jopejo Limited

Summary

We have entered into a Stock Purchase Agreement, a copy of which is attached hereto as Exhibit A with Medical Diagnostic Innovations Ltd.  (“MDI”), a corporation organized under the laws of England and Wales providing for the sale of all of the issued and outstanding shares of our wholly owned subsidiary, IVMD (UK) Limited (“IVMD”) and Jopejo Limited (“Jopejo”).

Background of the Transaction

The Company is, and has been in default of several of its Loan Agreements to Montgomery Equity Partners Ltd., Longview Fund, L.P. and Whalehaven Capital Fund Limited. The Company’s management worked extensively with certain of its note holders to seek possible sources of additional funding to enable the Company to repay and/or consolidate and restructure its borrowings to support the ongoing working capital requirements of the Company and its subsidiaries. Such negotiations and initiatives were exhaustive. The Company was however, unable to reach an agreement with its existing note holders to restructure their loan agreements, which made it impossible for the Company to attract and consummate any new financing.

As set forth in more detail in the Company’s SEC Filings, the Company and its subsidiaries are engaged in development activity and currently have no revenue.  The viability of the Company is dependent on its ability to gain access to significant capital on an ongoing basis. In the absence of such new capital the Company and its subsidiaries would be forced to cease its activities and the development of its intellectual property, which could result in the lost of the investment by the Company’s shareholders.

During late 2006 and 2007, the Company’s operations were sustained by additional advances from Triumph Small Cap Fund LLP (“Triumph”) and Westek Limited (“Westek”) which provided additional short term finance to enable the Company’s subsidiaries to maintain basic operations and, in particular to hold the science team in place to protect the Company’s intellectual property assets and potential. Triumph provided short term advances through December 14, 2006 with Westek continuing to fund the Company’s basic operations. Thereafter Westek advised the Company of its reluctance to continue to provide advances to the Company because of the Company’s inability to renegotiate the terms of the loan notes (in default), making it unattractive for Westek to continue to provide funding. Subsequently, the  Company and each of the loan note holders, agreed in principal to the terms of the sale of the Company’s subsidiaries to MDI with the purchase price to be utilized to repay a portion of the Company’s outstanding notes and the purchase by Triumph of the remaining outstanding notes. In addition Triumph agreed to provide limited ongoing working capital to the Company during and after these transactions

Terms of the Stock Purchase Agreement

Pursuant to the Stock Purchase Agreement, MDI will acquire 19,609 shares of stock of IVMD and 83,353 of Jopejo for a purchase price of $665,872 of which $26,500 was been previously advanced to the Company to defray certain costs incurred in connection with the preparation and filing of the Form 10-QSB for the quarter ended April 30, 2007. MDI is a private corporation incorporated under the laws of the United Kingdom on September 24, 2007. To date MDI has not conducted any business activity. Its incorporators hold the issued share capital of the Company in trust for its founding shareholders (“the Founders”) who include the employees, directors and certain key contractors of IVMD UK Limited and Jopejo Limited, including Graham Cooper, the President and Chief Executive Officer of the Company and Martin Thorp, the Chief Financial Officer and a Director of the Company. Upon the allotment of the shares in MDI to the Founders, and after its initial financing, Mr. Cooper and Mr. Thorp are expected to own 33% and 8% respectively of the then issued total share capital of MDI.

MDI has agreed to assume certain of the Company’s payment obligations to certain investors (the “RPA Note Holders”) who previously advanced the aggregate amount of $450,000 to the Company pursuant to certain Royalty Participation Agreements (the “RPA Agreements”).  Such payment obligations are, in part, linked to future sales of medical device products that incorporate intellectual property developed by IVMD, including the obligation to make payments equal to 10% of all royalty receipts received in connection with the sale of certain prothrombin blood clotting measuring device, under the terms of a royalty agreement entered into between IVMD and Inverness Medical Innovations Inc. Under the terms of the RPA Agreement the Company is obligated, in certain circumstances, to make aggregate payments to the RPA note holders of $1,350,000 plus interest. In connection with the Stock Purchase Agreement, the RPA Note Holders have agreed to waive and cancel the Company’s obligations under the RPA Agreements.

In addition, pursuant to the terms of the Stock Purchase Agreement, MDI, the Company, IVMD and Jopejo have each agreed to take all actions necessary to secure the cancellation of all or substantially all of the outstanding shares of our Series A Preferred Stock.

 Further, in consideration for the partial repayment of its Loan Note, Westek has agreed to cancel the remaining obligations that the Company has to Westek under that Loan Note.  All short term advances made to the Group by Westek are to be assumed by IVMD (UK) and will therefore no longer be an obligation of the In Veritas Group after the sale of the subsidiaries to MDI.

Pursuant to the terms of the Stock Purchase Agreement, we agreed to forgive all inter company indebtedness due to us from IVMD and Jopejo.

Upon completion of the transaction contemplated by the Stock Purchase Agreement, we will have no operations and will be a shell company. We intend to locate a suitable acquisition candidate with viable operations.

In making its determination with respect to the sale of the Company’s subsidiaries, the Board of Directors considered several relevant factors which they considered to be material. This is not an exhaustive list of all the factors considered. Each member of the Board of Directors  may have considered different factors or assigned different weights to different factors. The Board of Directors evaluated these factors as a whole and did not quantify or otherwise assign relative weights to the factors considered. Those factors were:

•
The viability of our existing business operations. We have sustained significant losses to date and faced difficulties obtaining financing to fund our operations to develop and exploit our intellectual property.

•
The reluctance of Westek to continue to fund our operations which would result in our inability to pay our outstanding obligations which would have caused us and our subsidiaries to declare bankruptcy.

•
The failure of protracted discussions with our Note holders to agree to restructure their existing loan agreements that may have allowed us to raise additional funds to support our operations and expand our business.

•
 The completion of the transactions contemplated by the Stock Purchase Agreement will enable us:(a) to materially reduce our obligations under our loan notes;(b); to eliminate subsidiary operations with material net deficits on their balance sheets; and to cancel most of our preferred stock; all of which improve and simplify our balance sheet thus enabling us to identify and complete acquisitions and increase shareholder value.

The determination of the Board of Directors involved judgment with respect to, among other things, future economic, competitive and financial market conditions and future business decisions which may not be realized and are inherently subject to significant business, economic, competitive and other uncertainties, all of which are difficult to predict and many of which are beyond our control.

Risks

The sale of IVMD and Jopejo will essentially eliminate all of our business operations, at which time we will become a shell company.  We will have no sources of revenue and will be required to continue to incur expenses, particularly those expenses related to being a public company, including legal and accounting fees.

We did not seek or receive a valuation of IVMD and Jopejo or a fairness opinion with respect to the transaction.  Although management believes the value to be received by the Company is fair relative to the value of IVMD and Jopejo, there is no independent evidence of such value.

In the event the Company is unable to find a new business or raise capital to cover its expenses, it is likely that the Company will have to cease operations and your entire investment will be lost.

Interest of Related Parties in the Proposed Sale of IVMD UK and Jopejo

o	Mr. Graham Cooper, the Company’s President and Chief Executive Officer is a shareholder of MDI
o	Mr. Martin Thorp, the Company’s Chief Financial Officer, is a shareholder of MDI.
o
Most of the holders of the Company’s Series A Preferred Stock will receive an equity interest in MDI in consideration of their agreement to cancel and return to the Company’s treasury the shares of Series A Preferred Stock which they own.

o
Montgomery Partners, Longview Fund, L.P, Whalehaven, Triumph and Westek will receive partial payment of amounts due to them out of the cash receipts arising from the sale of the subsidiaries, as described above.

Pro-forma Consolidated Balance Sheet

Attached hereto as Appendix A is the Proforma Consolidated Balance Sheet which illustrates the impact of the various transactions contemplated by the Share Purchase Agreement and consummated in connection therewith which gives effect to and shows the following material changes:

o
Obligations under Loan Notes and Royalty Participation advances, together with interest payable thereon (shown, in aggregate, as $4,765,458 in the Company’s 10-KSB for the year ended July 31, 2007) are reduced to $1,294,367

o	Accounts payable and accrued expenses (shown as $2,138,120 in the Company’s 10-KSB for the year ended July 31, 200) are reduced to $221,764
o	Net current liabilities (shown as $6,451,147 in the Company’s 10-KSB for the year ended July 31, 2007) are reduced to $1,428,923
o	Net liabilities and shareholder’s deficit (shown as $7,007,981 in the Company’s 10-KSB for the year ended July 31, 2007) are reduced to $1,428,923

Accounting Treatment

Under generally accepted accounting principles, we will reflect the results of operations of IVMD and Jopejo as discontinued operations.  The expected gain or loss on the sale of IVMD and Jopejo, net of any applicable taxes, will be reflected in discontinued operations in the quarter during which the proposed sale closes.

Federal Income Tax Consequence

The proposed sale of IVMD and Jopejo should have no direct income tax consequences to the Company stockholders. The proposed sale of IVMD and Jopejo will be reported by the Company as a sale of assets for federal income tax purposes in the fiscal year ending July 31, 2008. The proposed sale of IVMD and Jopejo will be a taxable transaction for United States federal income tax purposes. Accordingly, the Company will recognize a gain or loss with respect to the proposed sale of the Subsidiaries in an amount equal to the difference between the amount of the consideration received for IVMD and Jopejo over the adjusted tax basis in IVMD and Jopejo.

Regulatory Approvals

No United States Federal or state regulatory requirements must be complied with or approvals obtained as a condition of the proposed sale of IVMD and Jopejo other than federal securities laws.

AMENDED AND RESTATED ARTICLES OF INCORPORATION

On December 18, 2007, the stockholders holding a majority of the capital stock of the Company approved the filing of amended and restated Articles of Incorporation. Our amended and restated articles of incorporation will effect a reverse stock split of the Company’s issued and outstanding common stock pursuant to which each 250 currently outstanding shares of Common Stock (the "Old Shares") would be automatically converted into one share of Common Stock (the "New Shares"). The reason for the reverse stock split is to increase the per share stock price. The Company believes that if it is successful in maintaining a higher stock price, the stock will generate greater interest among professional investors and institutions. If the Company is successful in generating interest among such entities, it is anticipated that the shares of its Common Stock would have greater liquidity and a stronger investor base. No assurance can be given, however, that the market price of the New Shares will rise in proportion to the reduction in the number of outstanding shares resulting from the Reverse Stock Split. The New Shares issued pursuant to the Reverse Stock Split will be fully paid and non-assessable. All New Shares will have the same par value, voting rights and other rights as Old Shares. Stockholders of the Company do not have preemptive rights to acquire additional shares of Common Stock, which may be issued.

The reverse stock split is being effectuated by reducing the number of issued and outstanding shares at the ratio of 250 to 1. Accordingly, as a result of the reverse stock split, the Company will have approximately 1,656,000 authorized but unissued shares, which shares may be issued in connection with acquisitions or subsequent financings. There can be no assurance that the Company will be successful in making any such acquisitions or obtaining any such financings. In addition, the Reverse Stock Split has potentially dilutive effects on each of the shareholders. Each of the shareholders may be diluted to the extent that any of the authorized but unissued shares are subsequently issued.

The reverse stock split will not alter any shareholder's percentage interest in the Company's equity, except to the extent that the reverse stock split results in any of the Company's shareholders owning a fractional share. In lieu of issuing fractional shares, the Company will issue to any shareholder who otherwise would have been entitled to receive a fractional share as a result of the Reverse Split an additional full share of its common stock. The principal effects of the reverse stock split will be that the number of shares of Common Stock issued and outstanding will be reduced from 86,048,474 to approximately 344,200.

In addition, commencing with the effective date of the reverse stock split, all outstanding options and warrants entitling the holders thereof to purchase shares of the Company's common stock will entitle such holders to receive, upon exercise of their options or warrants, 1/250 of the number of shares of the Company's common stock which such holders may purchase upon exercise of their options or warrants. In addition, commencing on the effective date of the reverse stock split, the exercise price of all outstanding options and warrants will be increased by a multiple of 250.

The Company believes that the Federal income tax consequences of the reverse stock split to holders of Common Stock will be as follows:

(i) Except as explained in (v) below, no income gain or loss will be recognized by a shareholder on the surrender of the current shares or receipt of the certificate representing new post-split shares.

(ii) Except as explained in (v) below, the tax basis of the New Shares will equal the tax basis of the Old Shares exchanged therefore.

(iii) Except as explained in (v) below, the holding period of the New Shares will include the holding period of the Old Shares if such Old Shares were held as capital assets.

(iv) The conversion of the Old Shares into the new shares will produce no taxable income or gain or loss to the Company.

(v) The Federal income tax treatment of the receipt of the additional fractional interest by a shareholder is not clear and may result in tax liability not material in amount in view of the low value of such fractional interest.

The Company's opinion is not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts will accept the positions expressed above.

THE ABOVE REFRENCED IS A BRIEF SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON THE PARTICIPANTS AND THE COMPANY WITH RESPECT TO THE REVERSE STOCK SPLIT. THIS SUMMARY DOES NOT PURPORT TO BE COMPLETE AND DOES NOT ADDRESS THE FEDERAL INCOME TAX CONSEQUENCES TO TAXPAYERS WITH SPECIAL TAX STATUS. IN ADDITION, THIS SUMMARY DOES NOT DISCUSS THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE, AND DOES NOT DISCUSS ESTATE, GIFT OR OTHER TAX CONSEQUENCES OTHER THAN INCOME TAX CONSEQUENCES. THE COMPANY ADVISES EACH PARTICIPANT TO CONSULT HIS OR HER OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT AND FOR REFERENCE TO APPLICABLE PROVISIONS OF THE CODE.

ADDITIONAL INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-KSB and 10-QSB with the Securities and Exchange Commission. Reports and other information filed by us can be inspected and copied at the public reference facilities maintained at the SEC at 100 F Street, N.E., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. The SEC maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System.

INCORPORATION BY REFERENCE

We are incorporating by reference our annual report on Form 10-KSB for the year ended July 31, 2007 and the Form 10-QSB for the quarter ended October 31, 2007 . We are mailing this Information Statement to shareholders of record as of December 28, 2007. We will provide a copy of any of the documents set forth above, excluding exhibits, at no charge upon request by writing to Mr. Martin Thorp, Chief Financial Officer, In Veritas Medical Diagnostics, Inc., The Green House, Beechwood Business Park North, Inverness, Scotland IV2 3BL. Exhibits will be furnished upon request and upon payment of a handling charge of $.25 per page, which represents our reasonable cost of furnishing such exhibits.

FORWARD-LOOKING STATEMENTS AND INFORMATION

This Information Statement includes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. You can identify our forward-looking statements by the words "expects," "projects," "believes," "anticipates," "intends," "plans," "predicts," "estimates" and similar expressions.

The forward-looking statements are based on management’s current expectations, estimates and projections about us. The Company cautions you that these statements are not guarantees of future performance and involve risks, uncertainties and assumptions that we cannot predict. In addition, the Company has based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Accordingly, actual outcomes and results may differ materially from what the Company has expressed or forecast in the forward-looking statements.

You should rely only on the information the Company has provided in this Information Statement. The Company has not authorized any person to provide information other than that provided herein. The Company has not authorized anyone to provide you with different information. You should not assume that the information in this Information Statement is accurate as of any date other than the date on the front of the document.

By order of the Board of Directors
Inverness, Scotland
December 19, 2007	/s/ Graham Cooper

Chairman

In Veritas Medical Diagnostics Inc
Illustrative Unaudited Proforma Statement of Net Liabilities

The Proforma Statement set out below has been provided to illustrate the impact of all of the transactions that are described in the  Document on the Companies Net Liability position. It has been created by extracting balances from the audited consolidated financial statements of the Company and its subsidiaries as of July 31, 2007 and making estimated adjustments to illustrate the affect of those transactions on the consolidated balance sheet as if those transactions had taken place. It is purely illustrative, for the purposes of illustrating the estimated impact on the Consolidated Balance Sheet of the proposed transactions. The actual consolidated balance sheet at any point in time may differ from the illustration.

Proforma, Illustrative Balance Sheet
(Unaudited and Estimated)

	A	B	C	C	D
	Consolidation Prior to	Impact of sale	Cancellation of	Loan Note	Adjusted
	transactions	of subsidiaries	Liabilities	Transactions	Proforma
	(Note 1) $	(Note 2) $	(Note 3) $	(Note 4) $	$
Assets

Current Assets
Cash	-1,187	636,395		-548,000	87,208
Accounts Receivable	0	0		0	0
Prepaid expenses and other	11,151	-11,151		0	0

Total Current Assets	9,964	625,244		-548,000	87,208

Property & Equipment	5,251	-5,251		0	0
Intangible assets	95,545	-95,545		0	0

Total assets	110,759	524,448		-548,000	87,208

Liabilities

Current Liabilities
Accounts Payable	-1,209,162	1,080,399		38,000	-90,763
Accrued Liabilities	-928,958	797,957		0	-131,001
Accrued Interest Payable (Note 5)	-665,411		150,000		-515,411
Short Term Advances (Note 5)	-433,460	353,460		-125,000	-205,000
Loan Notes Payable (Note 5)	-1,208,957	0		635,000	-573,957
Note Payable to related party (Note 5)	-1,800,000		1,800,000
Related Party Indebtedness	-215,163	215,163		0	0

Total Current Liabilities	-6,461,111	2,446,980	1,950,000	548,000	-1,516,131
Long Term Debt
Royalty Participation Agreement Advances (Note 5)	-657,630		657,630	0	0

Total Liabilities	-7,118,741	2,446,980	2,607,630	548,000	-1,516,131

Net Assets (Liabilities)	-7,007,981	2,971,428	2,607,630	0	-1,428,923

Total Shareholder' Funds (Deficit)	-7,007,981	2,971,428	2,607,630	0	-1,428,923

Notes

1
The Consolidated Balance Sheet Prior to the transactions set out in column A above is drawn from the audited consolidated financial statements of the Company and its subsidiaries sheet as at July 31, 2007.

2
Column B shows the estimated impact of the sale of the Companies subsidiaries, as described in the Document, using the same financial statements as were used to compile the consolidated balance sheet set out in Column A

3
Column C shows the impact of the cancellation of (a) the advance from Westek and (b)the obligations to the Royalty Participation Note holders by virtue of the partial acceptance of obligations under said advances by MDI

4	Column D shows the cash received from the sale of the subsidiaries being used to part pay loan note holders and the introduction of new working capital loans from Triumph

5
All Loan Notes Payable and Short term Advances (and related interest payable) are, post the proposed transaction and by virtue of it are either, partially repaid, cancelled or  purchased by Triumph Small Cap Fund LLP, thereby removing the frustrations caused by multiple loan note holders who were unable to agree on a restructuring / re-financing solution for the Company and its subsidiaries